                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            INTEGRA BANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            INTEGRA BANK CORPORATION
                              21 S. E. THIRD STREET
                            EVANSVILLE, INDIANA 47708


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 17, 2002


TO THE SHAREHOLDERS OF INTEGRA BANK CORPORATION:

You are cordially invited to attend the Annual Meeting of the Shareholders of Integra Bank Corporation (the "Corporation") to be held in the Auditorium of the Evansville Auditorium and Convention Centre, "The Centre," 715 Locust Street, Evansville, Indiana, on Wednesday, April 17, 2002, at 9:30 a.m., C.S.T., for the purpose of considering and voting upon the following matters:

     1. To elect four directors in Class I, each to serve a term expiring at the 2005 Annual Meeting of Shareholders.

     2. To approve or disapprove the appointment of PricewaterhouseCoopers, LLP as the Corporation's auditors for 2002.

     3. To transact such other business that may properly be brought before the meeting.




Shareholders of record at the close of business on February 21, 2002, are the only shareholders entitled to notice of and to vote at the meeting.



                                        By Order of the Board of Directors,

                                        /s/ D. MICHAEL KRAMER

                                        D. MICHAEL KRAMER,  Secretary



March 25, 2002


                                    IMPORTANT


ALL SHAREHOLDERS WHO FIND IT CONVENIENT TO DO SO ARE INVITED TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                            INTEGRA BANK CORPORATION
                               EVANSVILLE, INDIANA


                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Integra Bank Corporation (the "Corporation") of Proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 17, 2002 in accordance with the foregoing notice.

The solicitation of Proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All costs associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit Proxies other than by use of the mails, but certain officers and employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain Proxies. The Proxy materials are first being mailed to shareholders on or about March 25, 2002.

Any shareholder executing a Proxy has the right to revoke it by the execution of a subsequently dated Proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the Proxy or by voting in person at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the Proxy. In the absence of instructions, the Proxy will be voted "FOR" the election of the four persons listed in this Proxy Statement and "FOR" the appointment of auditors.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Only shareholders of record at the close of business on February 21, 2002 will be eligible to vote at the Annual Meeting or any adjournment thereof. As of February 21, 2002, the Corporation had outstanding 17,284,085 shares of common stock, without par value. On all matters including the election of directors, each shareholder will have one vote for each share held.

A quorum will be present if the holders of a majority of the outstanding shares of common stock are present at the meeting, in person, or by Proxy. Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the meeting. Approval of Proposal 2 (the appointment of auditors) requires that the number of votes in favor of the proposal be greater than the number opposing it.

A Proxy may indicate that all or a portion of the shares represented by such Proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The non-voting of shares or abstentions will not affect the outcome of any of the matters scheduled to be considered at the meeting because none of those matters require the affirmative vote of a specified number of shares.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth as of February 1, 2002, the number of shares of common stock of the Corporation beneficially owned by the directors and nominees, the Named Executive Officers listed in "Compensation of Executive Officers," and all directors and executive officers as a group. There is no person or group of persons known to management who beneficially owned more than 5% of the outstanding common stock of the Corporation.

     ===========================================================================
      Name of Beneficial Owner            Amount and Nature of       Percent of
                                          Beneficial Ownership (1)      Class
     ---------------------------------------------------------------------------

      James E. Adams                             17,402 (2)           *
      Sandra Clark Berry                        528,010 (3)           3.0%
      Archie M. Brown                             8,858 (4)           *
      Donald G. Harris                           15,043               *
      H. Ray Hoops                                4,293               *
      D. Michael Kramer                          13,274 (5)           *
      George D. Martin                          206,373 (6)           1.2%
      Thomas W. Miller                          121,318 (7)           *
      Ronald G. Reherman                         11,243 (8)           *
      Curtis D. Ritterling                       41,270 (9)           *
      Richard M. Stivers                          2,263 (10)          *
      Robert W. Swan                                569 (11)          *
      Robert D. Vance                           778,614 (12)          4.5%
      Michael T. Vea                            105,354 (13)          *
      William E. Vieth                           43,343 (14)          *
      Richard F. Welp                             7,396 (15)          *
      Daniel T. Wolfe                            47,444               *
      Martin M. Zorn                              8,136 (16)          *

      All directors and executive
      officers as a group (16 persons)        1,858,220 (17)         10.7%

     ===========================================================================
*    Represents less than one percent.

(1) The nature of beneficial ownership, unless otherwise noted, represents sole voting and investment power.

(2) Includes 210 shares with sole voting and investment power; 526 shares with shared voting and investment power with spouse; and 16,666 shares that may be purchased pursuant to options exercisable within 60 days.

(3) Includes 65,826 shares with sole voting and investment power; and 462,184 shares with shared voting and investment power as attorney-in-fact for mother.

(4) Includes 8,291 shares with sole voting and investment power; and 567 shares acquired under the 401(k) Plan as of December 31, 2001.

(5) Includes 457 shares with sole voting and investment power; 1,151 shares acquired under the 401(k) Plan as of December 31, 2001; and 11,666 shares that may be purchased pursuant to options exercisable within 60 days.

(6) Includes 189,273 shares with sole voting and investment power; 15,000 shares with sole voting and investment power by spouse; and 2,100 shares owned by Dawson-Martin Partnership.

(7) Includes 117,132 shares with sole voting and investment power; and 4,186 shares with sole voting and investment power by children.

(8) Includes 3,905 shares with sole voting and investment power; and 7,338 shares with shared voting and investment power with spouse.

(9) Includes 2,921 shares with shared voting and investment power with spouse; and 38,349 shares that may be purchased pursuant to options exercisable within 60 days.

(10) Represents shared voting and investment power with spouse.

(11) Includes 19 shares with sole voting and investment power; and 550 shares with shared voting and investment power with spouse.

(12) Includes 749,805 shares with sole voting and investment power; 22,509 shares with sole voting and investment power by spouse; and 6,300 shares that may be purchased pursuant to options exercisable within 60 days.

(13) Includes 9,187 shares with sole voting and investment power; 500 shares with shared voting and investment power with spouse; and 95,667 shares that may be purchased pursuant to options exercisable within 60 days.

(14) Includes 105 shares with sole voting and investment power and 2,333 shares that may be purchased pursuant to options exercisable within 60 days. Also includes 40,905 shares with sole voting and investment power by spouse as trustee. Mr. Vieth disclaims beneficial ownership of such shares.

(15) Includes 4,978 shares with sole voting and investment power; and 2,418 shares with shared voting and investment power with spouse.

(16) Includes 8,000 shares with sole voting and investment power; and 136 shares acquired under the 401(k) Plan as of December 31, 2001.

(17) Includes 115,966 shares that may be purchased pursuant to options exercisable within 60 days.

                              ELECTION OF DIRECTORS

NOMINEES

The Board of Directors of the Company consists of twelve members. Four directors are to be elected at the meeting. The following information is provided with respect to each nominee for director and each present continuing director whose term of office extends beyond the meeting. Mr. Harris and Mr. Martin are currently directors of the Corporation. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such other person as the Board may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:

                                                                    DIRECTOR OF
           NAME AND PRINCIPAL OCCUPATION                            CORPORATION
                 (PAST FIVE YEARS)                           AGE       SINCE
--------------------------------------------------------------------------------
                                     CLASS I
                                     -------

The following are the nominees whose terms shall expire at the Annual Meeting of Shareholders in 2005.

Donald G. Harris                                             69        1986
     Retired President, Mead Johnson Nutritional Group
     (Manufacturer of Nutritional Products)
     (1986 to 1993)

George D. Martin                                             54        1998
     Member, R.R. Dawson Bridge Co., LLC
     (Bridge Construction)(1970 to Present); President,
     R.R. Dawson Realty, Inc. (1973 to Present); and
     Member, Dabney Group, LLC (1995 to 2001)

William E. Vieth                                             60          --
     Chairman of the Board of Integra Bank N.A.
     (2000 to 2001); Various capacities at Citizens
     National Bank including President, CNB Bancshares,
     Inc.; Chairman, Citizens National Bank; and
     President and CEO, Citizens National Bank (1965 - 1996)

Daniel T. Wolfe                                              43          --
     Vice President, Chief Operating Officer, and General
     Manager of Wolfe's Terre Haute Auto Auction (Automobile
     Auction) (1980 to Present); Vice President, Wolfe's
     Evansville Auto Auction Inc. (1987 to Present); President,
     El Lobo Inc., (1984 to Present)

                                                                    DIRECTOR OF
           NAME AND PRINCIPAL OCCUPATION                            CORPORATION
                 (PAST FIVE YEARS)                           AGE       SINCE
--------------------------------------------------------------------------------
                                    CLASS II
                                    --------
(Continuing Directors with Terms to Expire in 2003)

Michael T. Vea                                               43        1999
     Chairman of the Board, President, and Chief
     Executive Officer of the Corporation (January 2000 to Present);
     Chairman of the Board and Chief Executive Officer of the Corporation (August 1999 to January 2000); and
     President and Chief Executive Officer, Bank One,
     Cincinnati, OH (1995-1999)

Sandra Clark Berry                                           41        2002
     Private Investor (Investments) (April 2001 to
     Present);
     Registered Nurse, Trover Foundation (April 2001 to
     Present);
     Executive Vice President, West Kentucky Bank; Director and Secretary
     Webster Bancorp (January 1999 - January 2001); and
     Cashier, West Kentucky Bank; Secretary,
     Webster Bancorp (January 1997 - December 1998)

Thomas W. Miller                                             53        2002
     President and Attorney, Miller Griffin & Marks, PSC
     (Litigation Attorney) (1974 to Present)

Richard M. Stivers                                           52        2002
     Senior Vice President and Chief Financial Officer,
     Deaconess Health System, Inc. (Health Care
     Organization) (1988 to Present)


                                    CLASS III
                                    ---------
(Continuing Directors with Terms to Expire in 2004)


Dr. H. Ray Hoops                                             62        1996
     President, University of Southern Indiana
     (1994 to Present)

Ronald G. Reherman                                           65        1985
     Retired; Chairman of the Board, President and
     Chief Executive Officer, SIGCORP, Inc. (Gas and
     Electric Public Utility Holding Company) (1996 to
     March 2000); Chairman of the Board, Southern
     Indiana Gas and Electric Company (SIGECO) (Public
     Utility) (1997 to March 2000); and President and
     Chief Executive Officer, SIGECO (1990 to September 1997)

Robert W. Swan                                               54        2001
     Senior Member, Kemper CPA Group LLC (Public
     Accounting Firm) (1984 to Present)

Robert D. Vance                                              61        1998
     Retired; Interim Chairman of the Board and Interim
     Chief Executive Officer of the Corporation
     (February 1999 to September 1999);
     Senior Vice President, National City Bancshares, Inc.
     (August 1998 to February 1999); and
     Chairman and Chief Executive Officer, Community First
     Financial, Inc. (Bank Holding Company)
     (1987 to August 1998)

                      COMMITTEES OF THE BOARD OF DIRECTORS


During 2001, the Board of Directors met six times. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which the director served. The Board of Directors has standing Compensation, Audit, Executive, and Nominating Committees.

The Compensation Committee establishes the compensation of the Corporation's executive officers, reviews and approves recommendations of management for the compensation of executive officers of the Corporation's subsidiaries, recommends to the full Board the amount of the contribution to be made to the Corporation's Profit Sharing Plan and administers and makes awards under the Corporation's 1999 Stock Option and Incentive Plan. The Compensation Committee is currently composed of Dr. H. Ray Hoops, Chair; George D. Martin, and Robert D. Vance. During 2001, the Compensation Committee met six times.

The Audit Committee approves and reviews the internal audit programs of the Corporation and its banking subsidiary. The Audit Committee reviews the results of the independent accountants' audit and reports to the Board of Directors. The Audit Committee is currently composed of Ronald G. Reherman, Chair; Donald G. Harris, Robert W. Swan, and Richard F. Welp. During 2001, the Audit Committee met twelve times.

The Executive Committee is generally empowered to exercise all functions of the Board of Directors that can be delegated to a committee between meetings of the full Board. The Executive Committee is currently composed of Mr. Vea, Chair; Dr.
H. Ray Hoops, George D. Martin, Robert W. Swan, and Robert D. Vance. During 2001, the Executive Committee met eight times.

The Nominating Committee recommends to the full Board suitable nominees for service on the Board of Directors of the Company. The Nominating Committee is currently composed of Mr. Vea, Chair; Donald G. Harris, Dr. H. Ray Hoops, George
D. Martin, and Robert D. Vance. During 2001, the Nominating Committee met four times. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in Article III, Section 9 of the Corporation's Bylaws, a copy of which is available on request. Such request and any nominations should be addressed to the Secretary, Integra Bank Corporation, 21 S. E. Third Street, P. O. Box 868, Evansville, Indiana, 47705-0868.

Directors of the Corporation who are not employees of the Corporation, its subsidiaries or Committee Chairmen receive an annual retainer of $8,000. Committee Chairmen receive an annual retainer of $9,000. Directors also receive $750 for each Board of Directors' meeting attended and $500 for each committee meeting attended. For 2001, Directors were eligible to receive a bonus of $2,000 if a specified target for earnings per share was met; however, no bonuses were paid because the target was not achieved. Directors and Committee Chairmen who are corporate or subsidiary employees receive no separate compensation for Board service.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation for the Company's chief executive officer and the three executive officers as of December 31, 2001 whose total salary and bonus for 2001 exceeded $100,000 and two additional persons who served as executive officers during 2001 (the "Named Executive Officers") for each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                                    Annual Compensation          Compensation
                                                    -------------------             Awards
                                                                                    ------

                                                                                  Securities
                                                                              Underlying Options      All Other
Name and Principal Position           Year         Salary       Bonus (1)          # Shares         Compensation
---------------------------           ----         ------       ---------          ---------        ------------
Michael T. Vea                        2001        $375,000          0                50,000           $ 15,300 (2)
    Chairman of the Board,            2000         350,000          0                35,000             80,800
    President, and Chief              1999         112,630          0               110,250            396,789
    Executive Officer

D. Michael Kramer                     2001        $215,000          0                20,000           $ 32,240 (3)
    Executive Vice-President,         2000         188,750          0                10,000              3,969
    Secretary                         1999             711          0                12,500             20,000

Archie M. Brown                       2001        $157,374          0                30,000           $ 49,306 (4)
    Executive Vice-President          2000               0          0                     0                  0
                                      1999               0          0                     0                  0

Martin M. Zorn                        2001        $153,747          0                20,000           $ 87,568 (5)
    Executive Vice-President          2000               0          0                     0                  0
                                      1999               0          0                     0                  0

James E. Adams                        2001        $201,216          0                20,000           $103,251 (7)
    Executive Vice-President,         2000         200,000          0                10,000             29,119
    Secretary                         1999          13,716          0                20,000                  0
    Chief Financial Officer (6)

Curtis D. Ritterling                  2001        $162,083          0                 5,000           $ 14,638 (9)
   Executive Vice-President,          2000         185,000          0                15,000             12,951
    Assistant Secretary and           1999         244,400          0                     0             13,200
    Assistant Treasurer (8)

(1)  No bonuses were paid under incentive compensation plans.

(2) Amount represents 401(k) match contribution of $6,800; and $8,500 contribution to the cash balance plan.

(3) Amount includes $16,940 of relocation expenses; 401(k) match contribution of $6,800; and $8,500 contribution to the cash balance plan.

(4) Amount includes $23,316 of relocation expenses; signing bonus of $20,000; and 401(k) match contribution of $5,990.

(5) Amount includes $61,398 of relocation expenses; signing bonus of $20,000; and 401(k) match contribution of $6,170.

(6)  Mr. Adams retired from the Corporation effective December 7, 2001.

(7) Amount includes $71,666 paid to Mr. Adams upon his retirement; $16,285 of relocation expenses; 401(k) match contribution of $6,800; and $8,500 contribution to the cash balance plan.

(8)  Mr. Ritterling served as an executive officer during 2001.

(9) Amount includes 401(k) match contribution of $6,543; and $8,095 contribution to the cash balance plan.

2001 STOCK OPTION GRANT TABLE

The following table sets forth the stock options granted to the Named Executive Officers during 2001.

                             Individual Grants
  --------------------------------------------------------------------------

                           Number of     % of Total
                          Securities      Options
                          Underlying     Granted to   Exercise
                           Options        Employees     Price     Expiration   Grant Date
          Name            Granted (1)      in 2001    Per Share      Date      Value (2)
          ----            -----------      -------    ---------      ----      ---------
  Michael T. Vea             50,000         19.8%     $ 23.250     05/01/11     $368,500
  D. Michael Kramer          20,000          7.9%     $ 23.250     05/01/11      147,400
  Archie M. Brown            25,000         11.9%     $ 23.375     03/12/11      180,750
                              5,000                   $ 23.250     05/01/11       36,850
  Martin M. Zorn             15,000          7.9%     $ 22.594     03/19/11      107,850
                              5,000                   $ 23.250     05/01/11       36,850
  James E. Adams             20,000          7.9%     $ 23.250     05/01/11      147,400
  Curtis D. Ritterling        5,000          2.0%     $ 23.250     05/01/11       36,850

(1) The options vest in three equal installments on the first, second, and third anniversaries of the grant date.

(2) These values were established using the Black Scholes stock option valuation model, modified to include dividends. Assumptions used to calculate the Grant Date Present Value for options granted during 2001 were as follows:

     (a) Expected Volatility - the variance in the percent change in stock price during the 20-month period immediately preceding each grant, which was 45.03%.

     (b) Risk Free Rate - the average monthly rate for 10-year U.S. Treasury zero-coupon obligations during the month of grant, which was 5.51%.

     (c) Dividend Yield - the yield calculated by dividing the annualized dividend rate of the Corporation's common stock in the amount of $0.94 per share by the fair market value of the stock on the date of grant, which resulted in an assumed dividend yield of 4.04%.

     (d) Time of Exercise - the maximum exercise period for each grant at the time of the grant, which was 10 years.

2001 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth the number and value of all unexercised stock options held by the Named Executive Officers at year-end.


                                                                                         Value ($) of
                                                                     Number (#) of       Unexercised
                                                                      Unexercised       "in-the-money"
                                                                       Options -          Options -
                                                                        12/31/01         12/31/01 (1)
                                                                        --------         ------------
                              Shares Acquired         Value           Exercisable/       Exercisable/
          Name                  on Exercise        Realized ($)      Unexercisable      Unexercisable
          ----                  -----------        ------------      -------------      -------------
  Michael T. Vea                     0                   0               95,667/              0/
                                                                         99,583               0

  D. Michael Kramer                  0                   0               11,666/              0/
                                                                         30,834               0

  Archie M. Brown                    0                   0                    0/              0/
                                                                         30,000               0

  Martin M. Zorn                     0                   0                    0/              0/
                                                                         20,000               0

  James E. Adams (2)                 0                   0               16,666/              0/
                                                                              0               0

  Curtis D. Ritterling               0                   0               38,349/              0/
                                                                         15,000               0

(1) Value is calculated based on the closing market price of the common stock on December 31, 2001 ($20.94), less the applicable option exercise price.

(2)  The options shown for Mr. Adams expired March 7, 2002.

COMPENSATION PLANS

Mr. Vea's Contract of Employment

Michael T. Vea is serving as chief executive officer of the Corporation pursuant to a Contract of Employment dated August 23, 1999. The contract currently has a term ending December 31, 2004. The term is automatically extended each year for an additional year unless either party elects to not further extend the term by providing written notice by March 15. The contract provides for an annual base salary of $350,000, which is subject to annual review by the Compensation Committee. The base salary may be increased (but not decreased) based upon performance criteria. In 2001, the Compensation Committee approved a base salary increase to $375,000 for Mr. Vea. In February 2002, the Compensation Committee approved a base salary increase to $385,000 for Mr. Vea effective April 1, 2002.

The contract provides for a lump-sum severance payment if Mr. Vea's employment is terminated under certain circumstances by the Corporation or by Mr. Vea. The amount of the payment would be equal to the unpaid base salary for the remaining term of the contract (but not less than one year) unless Mr. Vea terminates his employment for "good reason" which would include a change in control of the Corporation, in which case the severance payment would be based upon his base salary for a three-year period, plus an amount equal to the larger of the performance bonus paid in the preceding year or the average of the performance bonuses paid in the preceding three years. Mr. Vea is required to pay any excise taxes with respect to any compensation paid to him that would represent an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Board has previously approved the change in control or Mr. Vea has terminated his employment for certain of the criteria that constitute good reason after a change in control of the Corporation has occurred.

2002 Executive Officer Cash Incentive Plan

The Compensation Committee recommended and the Board of Directors has approved, the 2002 Executive Officers Cash Incentive Plan (the "2002 Bonus Plan") under which participating executives of the Corporation have an opportunity to earn cash bonuses based upon the achievement of specified performance criteria. The chief executive officer and four executive officers (the "Key Executives") will participate in the 2002 Bonus Plan. The Key Executives may receive a bonus ranging from 5% to 100% (in the case of the chief executive officer) and 5% to 80% (in the case of the other Key Executives) of his or her base salary if the Company's earnings per share for 2002 meet or exceed targeted thresholds. The minimum threshold for earnings per share is $1.43 (for Mr. Vea) and $1.40 (for each of the other Key Executives) after deduction for all incentive payout expense and exclusive of any extraordinary items. The chief executive officer may allocate the amount of any bonus payable to the Key Executives under the 2002 Bonus Plan based on individual performance criteria; but he cannot increase the aggregate amount of bonuses under the plan.

Termination Benefits Agreements

The Corporation is a party to a Termination Benefits Agreement with the following executive officers: Archie M. Brown, D. Michael Kramer, and Martin M. Zorn (the "Covered Officers"). The purpose of the agreements is to encourage them to remain with the Corporation by assuring them of certain benefits in the event of a change in control of the Corporation.

The Termination Benefits Agreements provide for payments to the Covered Officers upon the occurrence of certain events. Each Termination Benefits Agreement has a term of three years and is automatically extended annually for an additional one-year period unless notice is given by the Corporation or the Covered Officer. The Termination Benefits Agreements are designed to protect the Covered Officer against termination of his employment following a change in control of the Corporation. For purposes of the Termination Benefits Agreement, a change in control is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the combined voting power of the stock of the Corporation, the replacement of a majority of the current Board of Directors, or the approval by the shareholders of the Corporation of a merger, consolidation or reorganization of the Corporation unless more than 60% of the outstanding shares of the Corporation resulting from such transaction are owned by persons who were shareholders of the Corporation prior to such transaction.

Following a change in control, the Covered Officer is entitled to the benefits provided by the Termination Benefits Agreement if, after a change in control, he terminates his employment with the Corporation in response to certain actions by the Corporation which include, among other things, a substantial reduction in his duties or responsibilities, a reduction in the level of salary payable to him, the failure by the Corporation to continue to provide him with benefits substantially similar to those previously provided to him, the required relocation of the Covered Officer, or the breach by the Corporation of any of the provisions of the Termination Benefits Agreement.

Upon termination of employment, a Covered Officer who is entitled to the benefits payable under the Termination Benefits

Agreement shall receive within 30 days following the termination all earned but unpaid salary, bonus, and incentive payouts through the date of his termination. In addition, he shall be entitled to a lump-sum payment of an amount equal to
2.9 times the Covered Officer's average annual compensation paid by the Corporation for the past five years, reduced by the amount of any "excess parachute payment" within the meaning of Section 280G of the Code.

401(k) Plan

The Corporation maintains the Integra Bank Corporation Employees 401(k) Plan (the "401(k) Plan") for substantially all full-time and part-time employees. Employees may voluntarily contribute to the plan. The Corporation matches employee contributions in an amount equal to 100% of the employee's contributions up to 3% of the employee's compensation plus 50% of the employee's contributions greater than 3% and up to 5% of the employee's compensation. The Corporation may also make an additional profit sharing contribution to the plan, subject to the discretion of the Board of Directors.

Cash Balance Plan

During 2001, the Corporation had a cash balance plan for employees of the Corporation and its subsidiaries. The plan is a type of defined benefit plan intended to qualify under section 401(a) of the Code under which participants are credited with amounts based on annual compensation and interest. Pay-based credits are equal to 5% of compensation, and interest is based on the annual rate of interest on 30-year Treasury securities. Compensation generally includes all W-2 wages earned during plan participation, excluding amounts earned with respect to the exercise or other disposition of stock options, and including certain pre-tax deferrals to other plans of the Corporation up to $170,000, as indexed for cost of living increases. Effective December 31, 2001, the Corporation terminated this plan. The Corporation has filed an application with the Internal Revenue Service for a determination on the qualified status of the plan, as terminated. Plan benefits will be distributed after the receipt of a favorable determination.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee Philosophy

The Compensation Committee of the Board of Directors of the Corporation currently comprises the non-employee directors named below. The Committee believes that the Corporation's compensation policies should meet the following objectives:

- support a pay-for-performance policy that rewards executive officers for coordinated and sustained results toward enhancing the Corporation's performance and maximizing the value of the Corporation to its shareholders; and

- provide compensation opportunities which are competitive with those of comparable institutions, allowing the Corporation to attract and retain the highly skilled management personnel necessary to insure its long-term success.

These objectives are implemented in an executive compensation program which includes competitive base salaries, cash bonuses tied to performance and stock-based compensation.

Base Salaries

The Committee reviews and approves salaries for the executive officers in addition to Mr. Vea on an annual basis. The Committee considers the recommendations of and relies on information provided by the chief executive officer in determining the salaries of the executive officers other than the chief executive officer. The Committee also considers information derived from reports of public companies in the banking industry and national surveys of compensation data. Ultimately, however, the salaries are based on a subjective analysis of each officer's performance during the prior year, as well as an evaluation of the individual executive's expected future performance. In approving salary decisions, the Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels.

Cash Bonuses

In 2001, the Compensation Committee of the Board of Directors of the Corporation recommended and the Board of Directors approved the 2001 Cash Incentive Compensation Plan (the "2001 Bonus Plan") under which participating employees of the Corporation had an opportunity to earn cash bonuses based upon the achievement of specified performance criteria. The chief executive officer and five executive officers (the "Key Executives") participated in the 2001 Bonus Plan. In addition, the chief executive officer could designate other employees as participants (the "Other Executives"). The Key Executives could receive a bonus ranging from 30% to 100% (in the case of the chief executive officer) and 23% to 80% (in the case of the other Key Executives) of his or her base salary if the Company's earnings per share for 2001 met or exceeded targeted thresholds. No bonuses were paid under the 2001 Cash Incentive Compensation Plan because the targeted thresholds were not met.

Stock-Based Compensation

The Committee believes that the grant of stock options motivates executives and other employees to create long-term growth in shareholder value. Pursuant to the Corporation's 1999 Stock Option and Incentive Plan (the "Stock Option Plan"), options are granted at the discretion of the Committee. The number of option shares covered by such grants is determined based upon assessment of the individual's performance. The Committee considers the recommendation of and relies on information provided by the chief executive officer in determining the number of option shares to be granted to the other executive officers and employees. The Committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives' attention on managing the business as owners of an equity stake in the Corporation. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the Corporation's stock price increases after the option is granted.

During 2001, the Committee granted an award of options to purchase 50,000 shares of stock to Mr. Vea. The Committee also granted options to purchase an aggregate of 95,000 shares to the Named Executive Officers and options to purchase an aggregate of 107,500 shares to other employees during the year. All option awards were made with exercise prices equal to fair market value on the date of grant and vest equally in thirds over three years, beginning one year from the date of grant.

Compensation of CEO

Michael T. Vea has served as the Corporation's chief executive officer since September 7, 1999. Mr. Vea's base salary for 2001 was determined by the Committee through an assessment of several areas, including the annual financial results of the Corporation, a review of salaries paid to executive officers of similarly-sized banks, and an evaluation of his performance. Mr. Vea's base salary was increased to $375,000 for 2001. As noted above, Mr. Vea did not receive a cash bonus under the 2001 Bonus Plan because the Corporation did not achieve the targeted earnings per share for the year.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executives of public companies in excess of $1 million in any year unless the compensation qualifies as performance-based compensation. Historically, the compensation paid to the Corporation's executive officers would not have been affected by Section 162(m). None of the compensation paid to executive officers of the Corporation for 2001 is nondeductible. The Committee will consider the possible impact of Section 162(m) on future compensation decisions and will endeavor, where possible, to make compensation awards which qualify as performance-based compensation.

Submitted by the Compensation Committee:

Dr. H. Ray Hoops, Chair; George D. Martin; and Robert D. Vance.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Corporation, except that Mr. Vance (who was appointed to the Committee after he resigned his position as an officer of the Corporation) is a former executive officer of the Corporation.


REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During the current year, the Committee met twelve times, three of which were to discuss the interim financial information contained in each quarterly earnings announcement with the chief financial officer and/or the independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Integra's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Corporation as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Submitted by the Audit Committee:

Ronald G. Reherman, Chair; Donald G. Harris; Robert W. Swan; and Richard F.
Welp.


PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Integra Bank Corporation for the fiscal year ended December 31, 2001 by the Corporation's principal accounting firm, PricewaterhouseCoopers LLP:

Audit Fees                                                     $ 273,500
Financial Information Systems Design and Implementation Fees           0
All Other Fees                                                   131,584 (a) (b)
                                                               ---------
                                                               $ 405,084

(a) Includes fees for tax consulting, acquisition reviews and other non-audit services.

(b) The Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

COMPARATIVE STOCK PERFORMANCE

The following is a line graph comparing the cumulative total shareholder return over the years 1996 through 2001 among the Corporation (IBNK); the Nasdaq Stock Market, U.S. Companies only, (NASDAQ - Total US); and Nasdaq Bank Stocks (NASDAQ Bank Index). It assumes that $100 was invested December 31, 1996, and all dividends were reinvested. The shareholder return shown on the graph is not necessarily indicative of future performance.


                               [PERFORMANCE GRAPH]


                                                              PERIOD ENDING
INDEX                              12/31/96    12/31/97     12/31/98    12/31/99    12/31/00     12/31/01
Integra Bank Corporation             100.00      163.31       145.69      106.13      112.38        95.64
NASDAQ - Total US*                   100.00      122.48       172.68      320.89      193.01       153.15
NASDAQ Bank Index*                   100.00      167.41       166.33      159.89      182.38       197.44

*Source: CRSP, Center for Research in Security Prices, Graduate School of
 Business, The University of Chicago 2001. Used with permission. All rights reserved. crsp.com.

                          TRANSACTIONS WITH MANAGEMENT

Directors and officers of the Corporation and its subsidiaries and their affiliates have transactions with the Corporation's subsidiaries. These transactions consist of extensions of credit made by the subsidiaries in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, those transactions do not involve more than a normal risk of being collectible or present other unfavorable terms.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's executive officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that during 2001 and through the mailing date of this Proxy Statement all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with.

                       PROPOSAL 2: APPOINTMENT OF AUDITORS

The appointment of PricewaterhouseCoopers, LLP ("PricewaterhouseCoopers") as auditors for the Corporation during 2002 will be submitted to the meeting in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board of Directors. Representatives of PricewaterhouseCoopers will be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF
                          PRICEWATERHOUSECOOPERS, LLP.


                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

The date by which shareholder proposals must be received by the Corporation for inclusion in the proxy materials relating to the 2003 annual meeting of shareholders is November 20, 2002. The Corporation's By-Laws provide that shareholders are required to give advance notice to the Corporation of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before a shareholders' meeting. With respect to annual meetings, the By-Laws generally provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as director or directors or properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Corporation not less than 90 days prior to the annual meeting. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. These advance notice and eligibility provisions are set forth in Article II, Section 9, and Article III,
Section 8 of the Corporation's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to D. Michael Kramer, Secretary, Integra Bank Corporation, 21 S. E. Third Street, P.
O. Box 868, Evansville, Indiana 47705-0868.


                           INCORPORATION BY REFERENCE

To the extent this Proxy Statement has or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee", "Report of the Audit Committee", and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                  OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A COPY OF THE CORPORATION'S 2001 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION HAS BEEN MADE AVAILABLE TO SHAREHOLDERS. EXHIBITS TO THE 10-K WILL BE MADE AVAILABLE UPON REQUEST, EXCEPT THAT THE CORPORATION RESERVES THE RIGHT TO CHARGE A REASONABLE ADMINISTRATIVE FEE FOR COPYING AND MAILING COSTS OF EXHIBITS. ADDRESS ALL REQUESTS, IN WRITING, FOR THIS DOCUMENT TO D. MICHAEL KRAMER, SECRETARY, INTEGRA BANK CORPORATION, 21
S. E. THIRD STREET, P. O. BOX 868, EVANSVILLE, INDIANA 47705-0868.


                                        By Order of the Board of Directors,

                                        /s/ D. MICHAEL KRAMER

                                        D. MICHAEL KRAMER
                                        Secretary

March 25, 2002

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


[INTEGRA BANK CORPORATION LOGO]

                                                                                                   See reverse for more information.


                                                                                       -  Please detach and return bottom portion. -


[X] Please mark your votes as in this example

                                                           PROXY

INTEGRA BANK CORPORATION                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints
21 S.E. Third Street, P.O. Box 868      D. Michael Kramer and Martin M. Zorn, Proxies, each with the power to appoint his
Evansville, Indiana 47705-0868          substitute, and hereby authorizes them to represent and to vote as below, all the shares of
                                        Common Stock of Integra Bank Corporation held of record by the undersigned on February 21,
                                        2002, at the Annual Meeting of Shareholders to be held on April 17, 2002, or any adjournment thereof.

1. ELECTION OF DIRECTORS - CLASS I (TERM TO EXPIRE 2005)

            [ ] FOR all nominees listed below                        [ ] WITHHOLD AUTHORITY
                (except as marked to the contrary below)                 to vote for all nominees listed below

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

            Donald G. Harris      George Dan Martin      William E. Vieth       Daniel T. Wolfe

2. To approve the appointment of PricewaterhouseCoopers, LLP as the Corporation's auditors for 2002.

           [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

3. The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors upon such other business as may properly come before the Meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED ABOVE UNLESS OTHERWISE INDICATED. (IF ANY OTHER BUSINESS IS
PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as name appears below.            Joint owners should both sign. Trustees,
                                                      corporate officers and others signing
                                                      in a representative capacity should indicate
                                                      the capacity in which they sign.


                                                       DATED                          , 2002
                                                       ------------------------------------------


                                                       ------------------------------------------
                                                       Signature

                                                       ------------------------------------------
                                                       Signature, if held jointly

                                                       ------------------------------------------
                                                       Daytime Telephone Number

Number of Shares Voted




[INTEGRA BANK CORPORATION LOGO]         Directions to The Centre in Evansville

                                        [MAP]



INTEGRA BANK CORPORATION
ANNUAL MEETING OF THE SHAREHOLDERS
Wednesday, April 17, 2002



The Centre
Ballroom B,C,D
715 Locust Street, Evansville, Indiana

8:30 a.m. CST - Continental Breakfast
9:30 a.m. CST - Shareholders' Meeting

Free parking is available in parking lot at Ninth and Locust Streets


                                            - Please detach and return bottom portion. -

ANNUAL MEETING
[ ] Please mark here if you plan to attend the Annual Meeting of Shareholders on April 17, 2002.


COMMENTS:

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

YOUR BANKING NEEDS
[ ] Please have an Integra Banking Representative contact me regarding the following services(s):

------ Checking Account               ------ Savings Account            ------ Money Market Account

------ Certificate of Deposit         ------ IRA                        ------ Annuity

------ Overdraft Protection           ------ Check Card                 ------ Bank Anytime

------ Safe Deposit Box               ------ Credit Card                ------ Auto Loan

------ Installment Loan               ------ Home Equity Loan/Line      ------ Mortgage Loan

------ Trust Services                 ------ Brokerage Services         ------ Cash Management

------ Small Business Account         ------ Commercial Loan            ------ Commercial Deposit Account


-------------------------------------
Name (please print)

(     )
-------------------------------------
Telephone Number


-------------------------------------
Best time of day to call

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